EXHIBIT 10.3

Equipment Purchase Contract

Contract No: 2005-516

Buyer: Winner Medical (Huanggang) Co., Ltd. (“Party A”)
Seller: Zhengzhou Textile Machinery Co., Ltd. (“Party B”)

To clarify the rights and responsibilities of each party and based on the principle of free will, equality and good faithô Party A and Party B have reached the following agreement regarding the sale and purchase of one set of equipment (composed of two production lines) for 100% cotton spunlace medical gauze (the “Equipment”).

1.	Name, Quantity and Specification of the Equipment
(Please refer to the Attachment for detailed information).

2.	Total Amount of This Contract
RMB 19.8 million (freight included).

3.	Terms of payment
Within half a month from the signing date of this Contract, Party A shall pay to Party B 20% of the total value for one production line as down payment. This Contract shall become effective receipt of the down payment by Party B (“Effective Date”).

Within three month from the Effective Date of this Contract, Party A shall pay 30% of the Total Amount to Party B.

Before delivery of the Equipment, Party A shall pay 40% of the Total Amount to Party B.

On completion of installation and testing (‘Completion Date”), Party A shall pay 5% of the Total Amount to Party B.

The balance of the Total Amount shall be paid to Party B within six month from the Completion Date.

(Payments for each of the two production lines shall be made according to the progress relating to delivery.)

4.	Term of delivery
One production line shall be delivered within six month from the Effective Date while the other shall be delivered within ten month from the Effective Date.

5.	Quality Criteria For the Equipment
Quality criteria for the Equipment shall be the same with the enterprise standard for Party B’s products.

6.	Quality Criteria For Products
Follow the industry standard for spunlace non-woven cloth FZ/T64012.1-2001(Leather Cloth) and the specification in the Attachment.

7.	Packing
Standard packing for products of Party B sold domestically. The packing material shall not be returned and the packing cost is included in the Total Amount of this Contract.

8.	Term of Transportation
Party B is responsible to deliver the Equipment to Party A’s factory located in Huanggang, Hubei Province.

9.	Destination of Delivery:
Party A’s factory.

10.	Installation and Testing
Party B shall be responsible for installation and testing of the Equipment free of charge and Party A shall provide accommodation for the technical staff of Party B.

11.	Guarantee Period
The guarantee period is one year from the delivery date.

Within the guaranty period, Party B is responsible to replace and maintain machine parts damaged due to quality problem free of charge.

Party B agrees to provide maintenance assistance to Party A after expiry of the guaranty period.

Party B agrees to provide replacement or maintenance for conveying pulley, large wallboard, jointing of roll and speed reduction box damaged due to quality problem within 3 years from the delivery date.

12.	Party B is responsible for providing technical information which includes two sets of instruction books, general drawing of the Equipment, electrical diagram, etc.

13.	Party A is responsible for supply of electricity, water, gas, heat, and other specific materials needed by the production lines.

14.
This Contract is signed in four originals with each party holding two originals. This Contract shall become effective once it is singed and stamped by both parties and on Party B’s receipt of the down payment.

15.	Settlement of Dispute
By mutual consultation.

Party A: Winner Medical (Huanggang) Co., Ltd,

Address: No.1 Chibi Avenue, Huanggang City, Hubei Province

Authorized Representative (Signature): Jianquan Li

Official Seal

July 12th 2005

Party B: Zhengzhou Textile Machinery Co., Ltd,

Address: No. 16, Yinpin Road, Hi-tech Development Zone, Zhengzhou, Henan Province
Bank: Jin Branch of Industrial and Commercial Bank of China
Account: 1702020709200014220

Authorized Representative (Signature): Faxiang Zhu

Official Seal

July 12th 2005